CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated October 12, 2001 on Dreyfus BASIC Municipal Fund, Inc. (comprising the Dreyfus BASIC Intermediate Municipal Bond Portfolio, Dreyfus BASIC Municipal Bond Portfolio, Dreyfus BASIC Municipal Money Market Portfolio and Dreyfus BASIC New Jersey Municipal Money Market Portfolio), in this Registration Statement (Form N-1A No. 33-42162) of Dreyfus BASIC Municipal Fund, Inc.


                                                            /s/ERNST & YOUNG LLP
                                                            ERNST & YOUNG LLP


New York, New York
December 26, 2001